Exhibit 2.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

IN RE	§
§
SOUTHERN INVESTORS SERVICE	§
COMPANY, INC.	§	CASE NO. 05-35538-H4-11
	§	(Chapter 11)
DEBTOR	§

AMENDED MODIFICATIONS TO DEBTORS’ FIRST AMENDED PLAN OF

REORGANIZATION, DATED JULY 7, 2005

[Refers to Docket No. 48]

COMES NOW the above referenced debtor and debtor in possession (“Debtor”), and pursuant to 11 U.S.C. § 1127 and Bankruptcy Rule 3019, submits certain Amended Modifications to Debtor’s First Amended Plan of Reorganization, dated July 7, 2005 (the “Plan”), as reflected on Exhibit 1 hereto (the “Modifications”). The Modifications are immaterial or do not adversely affect any party who has accepted the Plan. Further, the Plan as modified still meets the requirements of 11 U.S.C. §§ 1122 and 1123. Accordingly, the Plan as modified becomes the plan set for confirmation on October 13, 2005.

Dated this 13th day of October, 2005.

Respectfully submitted,

By:	/s/ GARY C. MILLER (Basil A. Umari by permission)
Gary C. Miller
S.D. Texas No. 4706 State Bar No. 14071900 Basil A. Umari S.D. Texas No. 30472 State Bar No. 24028174 600 Travis, Suite 4200 Houston, Texas 77002 (713) 220-4200 (Telephone) (713) 220-4285 (Facsimile)

COUNSEL FOR THE ABOVE- REFERENCED DEBTOR AND DEBTOR IN POSSESSION

OF COUNSEL:

ANDREWS KURTH LLP

600 Travis, Suite 4200

Houston TX 77002

(713) 220-4200

(713) 220-4285 [fax]

2

CERTIFICATE OF SERVICE

This is to certify that a true copy of the Modifications was served upon the parties on the attached Service List by first class U.S. mail, postage prepaid, on this 13th day of October, 2005.

/s/ BASIL A. UMARI
Basil A. Umari
600 Travis, Suite 4200
Houston, Texas 77002

3

EXHIBIT “1”

Modifications to the Debtor’s First Amended Plan of Reorganization

(the “Plan”), dated July 7, 2005

1. The provisions in Section 6.1.1 of the Plan regarding the sale of MDI Investment Builders Ltd and 2727 Loop 610 Venture are deleted. Accordingly, Section 6.1.1, as modified, provides as follows:

6.1.1 Sale of Southern’s Ownership Interests in Certain Notes Receivable, Oil & Gas Leases, and Real Estate.

Notes Receivable: Debtor owns twelve (10) notes receivable with a current remaining unpaid balance, in total, of $29,492.59. Debtor will sell these notes to Mr. Walter Mischer, Sr. for the balance then outstanding.

Oil & Gas Leases: Debtor owns a royalty interest in three oil and gas leases. Debtor will sell these interests under the Plan.

Real Estate: The Debtor owns eight (8) acres of land in a wooded area in San Jacinto County, Texas and various miscellaneous pieces of real estate, including half-lots, drainage ditches, and the like in Harris County, Texas. A complete listing of the Debtor’s real property is attached to the Disclosure Statement as Exhibit C. The Debtor will market the eight (8) acres in San Jacinto County and two adjacent half-lots in Harris County for a period of one hundred and twenty (120) days in attempt to sell them. The Debtor will employ a broker to which it will pay a six percent (6%) commission for any property sold. The Debtor will abandon the remaining parcels, which the Debtor believes are not salable, and the eight (8) acres in San Jacinto County and two adjacent half-lots in Harris County to the extent no buyer is located, to taxing authorities with tax claims against the property in full satisfaction of such claims pursuant to 11 U.S.C. § 502(b)(3).

The sales are in the best interests of the Debtor, the estate, and creditors and parties in interest.

2. The first sentence of Section 4.2 of the Plan is modified to add the following provision agreed to by Debtor and certain taxing authorities to resolve the objection raised by the taxing authorities:

“;notwithstanding the foregoing, Harris County/City of Houston, Houston Independent School District, and Cypress-Fairbanks Independent School District (together “Harris County”), will retain their liens, if any, upon real property of Debtor not abandoned under the Plan. If property upon which Harris County retains liens is sold pursuant to the Plan for an amount greater than the amount of Harris County’s claim, Harris County will be entitled to receive, to the extent of its oversecurity, postpetition interest on its claim at a rate of 10% per annum.”

In addition, the property to be abandoned will be listed on an Exhibit B added to the Plan and attached hereto. Accordingly, Section 4.2, as modified, provides as follows:

4.2. Treatment of Class 2 Allowed Secured Claims. The claims of any taxing authority for property taxes secured by property of Debtor will be satisfied by the abandonment to the taxing authority of the property securing the claims; the property to be abandoned pursuant to the Plan is listed on Exhibit B to the Plan and, except for the property that Debtor will attempt to sell as indicated, will be deemed to be abandoned by the Debtor upon confirmation of the Plan; notwithstanding the foregoing, Harris County/City of Houston, Houston Independent School District, and Cypress-Fairbanks Independent School District (together “Harris County”), will retain their liens, if any, upon real property of Debtor not abandoned under the Plan. If property upon which Harris County retains liens is sold pursuant to the Plan for an amount greater than the amount of Harris County’s claim, Harris County will be entitled to receive, to the extent of its oversecurity, postpetition interest on its claim at a rate of 12% per annum. For any other Allowed Secured Claims, each holder of an Allowed Secured Claim shall, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Secured Claim, in the sole and absolute discretion of the Liquidating Debtor, be entitled to any one or a combination of any of the following: (i) receive on the Distribution Date, Cash in an amount equal to such Allowed Secured Claim, (ii) receive deferred Cash payments totaling at least the allowed amount of such Allowed Secured Claim, of a value, as of the Effective Date, of at least the value of such holder’s interest in the Estate’s interest in the Collateral securing the Allowed Secured Claim, (iii) upon abandonment by the Liquidating Debtor, receive all or a portion of the Collateral securing such holder’s Allowed Secured Claim, (iv) receive payments or Liens amounting to the indubitable equivalent of the value of such holder’s interest in the Estate’s interest in the Collateral securing the Allowed Secured Claim, or (v) receive such other treatment as such holder shall have agreed upon in writing.

3. The provisions is added at the end of Section 9.1 of the Plan are added to resolve the objection filed by Aldine Independent School District: “Notwithstanding the foregoing, Aldine Independent School District (“Aldine”) is permitted to the bring an action in rem against Debtor’s real property abandoned under the Plan that secures Aldine’s claim. Aldine may name Debtor as a nominal party but may proceed only in rem as to the abandoned real property.” Accordingly, Section 9.1 of the Plan, as modified, provides:

9.1 Injunction Enjoining Holders of Claims Against and Interests in Debtor and Liquidating Debtor. Except as otherwise expressly provided in the Plan or the Confirmation Order, all entities, persons and governmental units who have held, hold or may hold Claims against or Equity Interests in Debtor, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind against Debtor or Liquidating Debtor or any successor thereto with respect to any such Claim or Equity Interest, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against Debtor on account of any such Claim or Equity Interest, (c) creating, perfecting or enforcing any encumbrance of any kind against Debtor or against the property or interests in property of Debtor on account of any such Claim or Equity Interest, and (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from Debtor or against the property or interests in property of Debtor on account of any such Claim or Equity Interest. Such injunction shall extend to the successors of Debtor (including, without limitation, Liquidating Debtor) and its respective properties and interests in property.

4. Section 14.11 is added to the Plan as follows:

14.11 Notice of Pleadings. Notice of all subsequent pleadings in the Chapter 11 Case after the Effective Date shall be limited to the following parties: (a) Liquidating Debtor and its counsel, (b) the United States Trustee, and (c) any party known to be directly affected by the relief sought.

5. Section 15.2 of the Plan is modified to add the following provision: “Notwithstanding the foregoing, the Effective Date of the Plan will not occur until the date that Debtor files a notice of the Effective Date with the Bankruptcy Court.” Accordingly, Section 15.2, as modified, provides:

15.2 Waiver of Conditions. Each of the conditions set forth in Section 15.1 above, other than those set forth in Section 15.1(1) and 15.1(3), may be waived, in whole or in part, by the Debtor without notice to parties in interest or the Bankruptcy Court and without a hearing. Notwithstanding the foregoing, the Effective Date of the Plan will not occur until the date that Debtor files a notice of the Effective Date with the Bankruptcy Court.

6. The Plan is modified to add Section 15.3 and Exhibit C as follows:

15.3 Notice of Confirmation; Effective Date. Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c), Debtor or Liquidating Debtor will serve a notice of the entry of the Order confirming the Plan and the establishment of bar dates for certain Claims hereunder, substantially in the form of Exhibit C attached hereto (the “Confirmation Notice”), on all parties that received notice of the Confirmation Hearing, no later than ten (10) Business Days after the Effective Date; provided, however, that Debtor or Liquidating Debtor shall be obligated to serve the Confirmation Notice only on the record holders of Claims or Interests as of July 1, 2005, and the Office of the United States Trustee for the Southern District of Texas.

EXHIBIT B

Property To Be Abandoned by Debtor Upon Confirmation

Apache Creek Apache Creek Subd-Streets, A10720 Survey 215 HE & WT RR, Acres 7.73, Road, Kendall County, Texas.

TR 3 Blk 2, Mayfair Park, Anderson Rd, Harris County, Texas.

S Sam Houston Pkwy W, TRS 15, 16, 17 & 18 Blk 2, Mayfair Park, Harris County, Texas.

TR 16 Blk 2 Mayfair Park, S Sam Houston Pkwy W, Harris County, Texas.

TR 17 Blk 2 Mayfair Park, S Sam Houston Pkwy W , Harris County, Texas.

N 20X142X34.86X145.94 Ft of Lt37 Blk 3, Mayfair Park, Gatewood Av 77053, Harris County, Texas.

N 20X170.43X31.91X167, Fr of Lt38 Blk 3 Mayfair Park, Croquet Ln 77053, Harris County, Texas.

Gatewood Av 77053, N 34.33X132.85X13.31X137 Ft of Lt1 Blk 6, Mayfair Park, Harris County, Texas.

N 30.5X172X65.15X183.56 Ft of Lt 29 Blk 6 Mayfair Park, Drakestore Bv 77053, Harris County, Texas.

S Sam Houston Pkwy W, TRS 8 & 9 Blk 7 Mayfair Park, Harris County, Texas.

S Sam Houston Pkwy W, TR 10 Blk 7 Mayfair Park, Harris County, Texas.

S Sam Houston Pkwy W, TR 11 Blk 7 Mayfair Park, Harris County, Texas.

S Sam Houston Pkwy W, TR 12 Blk 7 Mayfair Park , Harris County, Texas.

S Sam Houston Pkwy W, TR 13 Blk 7 Mayfair Park , Harris County, Texas.

S Sam Houston Pkwy W, N 80 Ft of Lt 10 Blk 8, Mayfair Park, Harris County, Texas.

S Sam Houston Pkwy W, N 80 Ft of Lt 11 Blk 8, Mayfair Park, Harris County, Texas.

S Sam Houston Pkwy W, N 80 Ft of Lt 12 Blk 8, Mayfair Park, Harris County, Texas.

S Sam Houston Pkwy W, N 80 Ft of Lt 13 Blk 8, Mayfair Park, Harris County, Texas.

S Sam Houston Pkwy W, N 60X99.22X63X80 Ft of Lt 14 Blk 8, Mayfair Park, Harris County, Texas.

N 60X118.44X63X99.22 Ft of Lt 15 Blk 8 Mayfair Park, S Sam Houston Pkwy W, Harris County, Texas.

N 60X108.93X31.24X39.18X118.44 Ft of Lt 16 Blk 8, Mayfair Park, S Sam Houston Pkwy W, Harris County, Texas.

N 60X52.16X82.6X108.93 Ft of Lt 17 Blk 8, Mayfair Park, S Sam Houston Pkwy W, Harris County, Texas.

S Sam Houston Pkwy W, N 90X50X90.22X52.16 Ft of Lt 18 Blk 8, Mayfair Park, Harris County, Texas.

Property Debtor Will Attempt to Sell Post-Confirmation

Abstract 18 Jose Maria DeLaGarsa Tract 526, 8 Acres, San Jacinto County, Texas.

North 35’ of Lot 15 and South 35’ of Lot 16 of Block M of the replat of the Brookhaven Addition, Harris County, Texas.

EXHIBIT C

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

IN RE	§
§
SOUTHERN INVESTORS SERVICE	§
COMPANY, INC.	§	CASE NO. 05-35538-H4-11
	§	(Chapter 11)
DEBTOR	§

NOTICE OF (1) ENTRY OF CONFIRMATION ORDER,

(2) OCCURRENCE OF EFFECTIVE DATE, AND

(3) DEADLINE TO FILE REQUESTS FOR ALLOWANCE OF ADMINISTRATIVE CLAIMS

TO ALL PARTIES IN INTEREST IN THE ABOVE-CAPTIONED CHAPTER 11 CASE:

PLEASE TAKE NOTICE that on October 13, 2005 (the “Confirmation Date), the United States Bankruptcy Court for the Southern District of Texas, Houston (the “Bankruptcy Court”) entered its Order (“Confirmation Order”) Confirming Southern Investors Service Company, Inc.’s (the “Debtor”) Plan of Distribution (the “Plan”).1

PLEASE TAKE FURTHER NOTICE that pursuant to Section 5.1 of the Plan, all of the Debtor’s executory contracts and unexpired leases have been rejected.

PLEASE TAKE FURTHER NOTICE that except as otherwise expressly provided in the Plan or the Confirmation Order, all entities, persons and governmental units who have held, hold or may hold Claims against or Equity Interests in Debtor, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind against Debtor or Liquidating Debtor or any successor thereto with respect to any such Claim or Equity Interest, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against Debtor on account of any such Claim or Equity Interest, (c) creating, perfecting or enforcing any encumbrance of any kind against Debtor or against the property or interests in property of Debtor on account of any such Claim or Equity Interest, and (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from Debtor or against the property or interests in property of Debtor on account of any such Claim or Equity Interest. Such injunction shall extend to the successors of Debtor (including, without limitation, Liquidating Debtor) and its respective properties and interests in property. Notwithstanding the foregoing, Aldine Independent School District (“Aldine”) is permitted to the bring an action in rem against Debtor’s real property abandoned under the Plan that secures Aldine’s claim. Aldine may name Debtor as a nominal party but may proceed only in rem as to the abandoned real property.

[1]	Unless otherwise defined herein, capitalized terms have the meaning set forth in the Plan.

PLEASE TAKE FURTHER NOTICE that on the Effective Date, all lawsuits, litigation, administrative actions or other proceedings, judicial or administrative, relating to pre-petition events or conduct of Debtor, in connection with the assertion of a Claim, shall be dismissed as to Debtor and its Representatives. Such dismissal shall be with prejudice to the assertion of such Claim in any manner other than as prescribed by the Plan. Confirmation of the Plan and entry of the Confirmation Order shall have no effect on insurance policies of Debtor.

PLEASE TAKE FURTHER NOTICE that Except as otherwise provided in this Order and Section 3.2 of the Plan, unless previously filed, requests for payment of Administrative Claims must be filed and served on the Liquidating Debtor, pursuant to the procedures specified in this Order and the notice of entry of this Order, no later than thirty (30) days after the Effective Date. Holders of Administrative Claims that are required to file and serve a request for payment of such Administrative Claims and that do not file and serve such a request by the applicable Bar Date shall be forever barred from asserting such Administrative Claims against Debtor, the Liquidating Debtor or its respective property, and such Administrative Claims shall be deemed discharged as of the Effective Date.

PLEASE TAKE FURTHER NOTICE that holders Administrative Claims representing liabilities incurred by a Debtor in the ordinary course of its business will not be required to file or serve any request for payment of such Administrative Claims. Such Administrative Claims shall be satisfied pursuant to Section 3.2 of the Plan.

PLEASE TAKE FURTHER NOTICE that unless the Bankruptcy Court, the Code, or the Bankruptcy Rules establish an earlier deadline concerning the rejection of particular Executory Contracts or Unexpired Leases, any Claim arising out of the rejection of Executory Contracts and Unexpired Leases under Sections 5.1 of the Plan, or arising out of the rejection of Executory Contracts or Unexpired Leases after the Bar Date and before the Confirmation Date, must be filed with the Bankruptcy Court and served on Debtor and Plan Agent within thirty (30) days after the Confirmation Date, or if an earlier date has been set by the Court, on the earlier date. Any Claims not filed within that time period will be extinguished and forever barred, and therefore will not receive any Distributions under the Plan.

PLEASE TAKE FURTHER NOTICE that the Effective Date (as defined in the Plan) occurred on                     , 2005.

PLEASE TAKE FURTHER NOTICE that any party in interest wishing to obtain a copy of the Confirmation Order may request such copy at their own expense by contacting Mrs. Eileen Holland, Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, TX 77002, at (713) 220-4200. Copies of the Confirmation Order may also be reviewed during regular business hours at the United States Bankruptcy Court for the Southern District of Texas, Houston Division, Bob Casey United States Courthouse, 515 Rusk Ave., Houston, Texas 77002. Further, copies of the Confirmation Order may be obtained on the web-page maintained by the Bankruptcy Court at: www.txs.uscourts.gov.

Dated:                 , 2005

    Houston, Texas

BY ORDER OF THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION Jeff Bohm, United States Bankruptcy Judge

Respectfully submitted,

By:	/s/ GARY C. MILLER (Basil A. Umari by permission)
Gary C. Miller
S.D. Texas No. 4706 State Bar No. 14071900 Basil A. Umari State Bar No. 24028174 S.D. Tex. Id. 30472 600 Travis, Suite 4200 Houston, Texas 77002 (713) 220-4200 (Telephone) (713) 220-4285 (Facsimile)

COUNSEL FOR THE ABOVE-REFERENCED DEBTOR AND DEBTOR-IN-POSSESSION

OF COUNSEL:

ANDREWS KURTH LLP

600 Travis, Suite 4200

Houston TX 77002

(713) 220-4200

(713) 220-4285 [fax]